U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Artescope, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                               7336                     33-0953557
--------                               ----                     ----------
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
of incorporation               Classification Code Number)   Identification No.)
or organization)

18335 Mt. Langley Street, Fountain Valley, California                      92708
-----------------------------------------------------                      -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                  949.280.8475
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
======================= ============== =================== =================== ==============
  Title of each class       Amount      Proposed maximum    Proposed maximum      Amount of
     of securities          to be        offering price        aggregate        registration
   to be registered       registered        per share        offering price          fee
----------------------- -------------- ------------------- ------------------- --------------

Common Stock, $.001      6,210,000           $0.10              $621,000           $163.95
par value
======================= ============== =================== =================== ==============

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                Artescope, Inc.,
                             a Delaware corporation

                        6,210,000 Shares of Common Stock


This prospectus relates to 6,210,000 shares of common stock of Artescope, Inc., a Delaware corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There currently is no market for our common stock, and we have not applied for listing or quotation on any public market. We will not receive any of the proceeds from the sale of those shares being offered. The selling security holders may sell their shares in sales in the open market or in privately negotiated transactions.


See "Risk Factors" on pages 5 to 8 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                The date of this prospectus is September 6, 2001.
                               Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ............................................................3
Risk Factors...................................................................4
Use of Proceeds................................................................7
Determination of Offering Price................................................7
Dilution.......   .............................................................7
Selling Security Holder........................................................7
Plan of Distribution...........................................................8
Legal Proceedings..............................................................9
Directors, Executive Officers, Promoters and Control Persons...................9
Security Ownership of Certain Beneficial Owners and Management................10
Description of Securities.....................................................11
Interest of Named Experts and Counsel.........................................11
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities....................................................11
Organization Within Last Five Years...........................................12
Description of Business.......................................................12
Management's Discussion and Analysis of Financial Condition and
Results of Operations.........................................................15
Description of Property.......................................................16
Certain Relationships and Related Transactions................................17
Market for Common Equity and Related Stockholder Matters......................17
Executive Compensation........................................................18
Financial Statements..........................................................19
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure..........................................................36
Legal Matters.................................................................36
Experts.......................................................................36
Additional Information........................................................36
Indemnification of Directors and Officers.....................................37
Other Expenses of Issuance and Distribution...................................37
Recent Sales of Unregistered Securities.......................................38
Exhibits......................................................................38
Undertakings..................................................................39
Signatures    ................................................................40
Power of Attorney.............................................................41



Outside Back Cover Page
-----------------------


Dealer Prospectus Delivery Obligation
Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------


Our business:                           We are a development stage business that
                                        has only generated minimal revenues to
                                        date. We began operations in February
                                        2001. We provide graphic design services to various commercial and corporate entities. Our services primarily include commercial digital graphics design and production services relating to digitally created print, graphics and multimedia services. These services include the production and distribution of marketing materials and providing on-demand printing services.


                                        Our graphic design services range from
                                        print media, catalogues on CD-ROM, trade show graphics and web page design and development. The design and production of these products involve a wide range of marketing, advertising and media imaging and digital printing using cutting-edge software and digital printing equipment. Our primary focus is on design, however, we work closely with various third parties to meet our client's dual needs for graphic design and production.

Our state of organization:              We were incorporated in Delaware on
                                        March 2, 2000 as 411  Place.com,  Inc.
                                        On February 28, 2001, we changed our
                                        name to Artescope, Inc.


Number  of shares being offered:        The selling security holders want to
                                        sell 6,210,000 shares of our common
                                        stock. The offered shares were acquired
                                        by the selling security holders in
                                        private placement transactions which
                                        were exempt from the registration and
                                        prospectus delivery requirements of the
                                        Securities Act of 1933.

Number of shares outstanding            6,210,000 shares of our common stock
after the offering:                     are issued and outstanding. We have no
                                        other securities issued.

Estimated use of                        We will not receive any of the proceeds
proceeds:                               from the sale of those shares being
                                        offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Because we are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

We were incorporated in March 2000. We have a limited operating history and may face difficulties encountered by early stage companies in new and rapidly evolving markets. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future and we will need to generate significant revenues to achieve and maintain profitability. We may not be able to achieve profitable operations.


If Parker Printing, Inc. terminates our relationship, our ability to provide printing and finishing services will be disrupted until we develop a relationship with another printer, which will adversely affect our ability to generate revenues.


Printing and finishing is a companion service to our graphic design services and currently is source of revenue. In the event that we cannot use the printing services of Parker Printing, Inc., we will need to develop a relationship with another printer. Our failure to develop another relationship with a different printer may significantly affect our ability to generate revenues.

We do not have a written agreement with Parker Printing, Inc. Parker Printing, Inc. has no obligation to provide printing services to us and, therefore, Parker Printing, Inc. may terminate our relationship at any time. In the event that Parker Printing, Inc. terminates our relationship, we will not be able to offer printing services until we establish a relationship with another printer. Our inability to offer printing services will affect our ability to generate revenues.


The value of our common stock will fluctuate because the nature of our graphic design and printing business is such that our operating results will fluctuate due to subjective customer preferences and overall trends in the economy.

The graphic design industry is highly subjective and success depends on our ability to produce innovative, cutting-edge and dynamic designs that suit each client's individual needs and preferences. Additionally, we anticipate that our operating results will fluctuate as a result of a number of factors, including overall trends in the economy and customer buying patterns, which are characterized by individual orders from customers rather than long-term contracts. Furthermore, graphic design is a creative effort which is time intensive and requires both conceptualization of the design and the translation of that concept into a visual product through the use of computer and digital imaging software. As such, we do not believe that we will be able to forecast for more than a few months in advance, the number, size and profitability of printing and design jobs in a given period. Consequently, the timing of projects in any quarter could have a significant impact on financial results in that quarter, which may cause the value of our common stock to fluctuate.


Because the graphic arts market is relatively new, we do not know if our services will gain market acceptance. Failure to gain market acceptance will significantly hinder our ability to generate revenues.

The demand for graphic arts in the area of website design, development and publishing is relatively new and extremely dependent on the success and growth of the e-commerce industry. The commercial market for traditional graphic arts services and products is extremely subjective and subject to sudden changes in consumer preferences. Therefore, we do not know if our products and services will generate widespread market acceptance. Several factors may contribute to our products and services not achieving broad market acceptance, which include:

    o    failure to build brand recognition of Artescope;
    o    increased competition among other graphic design houses;

    o    decreased demand for web page development and publishing
    o    failure to generate innovative and distinctive designs;
    o failure to acquire, maintain and use state-of-the-art designing and printing equipment and software;
    o    failure or stagnation of the e-commerce industry; and
    o failure of clientele to use our graphic design and/or printing services.


The technologies we use in our graphics business are subject to rapid technological change and could cause us to make significant capital investment in new equipment. Our inability to make significant capital investment in new equipment will hinder our ability to compete and generate revenues.

Newer technologies, techniques or products for graphic design, and the other ancillary services we offer, could be developed with better performance than the technologies that we use. The availability of new and better technologies could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our business and results of operations. Furthermore, technological changes, such as improvements or advancements in computer aided or digital design software, will require a significant investment on our part. We may not be able to make significant capital investment in new equipment, which will hinder our ability to compete and generate revenues.


Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.


The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. None of the other businesses in which our officers and directors are involved compete with us.


Significant decreases in prices of digital graphics equipment could harm our business by decreasing the demand for our services, lowering the barriers to market entry and increasing market competitiveness.

A significant reduction in the price of digital graphics equipment could reduce the demand for our products and services by making it economically more attractive for other businesses to buy their own digital graphics equipment and begin to compete with us. Furthermore, decreases in digital graphics equipment and software prices could result in smaller business ceasing to use our services to create basic and simplistic graphic arts projects. In addition, printing and design equipment price decreases could force us to reduce our fees in response to this reduction in demand or as a means to remain competitive with digital graphics service providers.

Our business is subject to interruptions because we depend on Parker Printing, Inc. for our printing services.

Our business is particularly sensitive to meeting deadlines and performing services for numerous clients on an overnight basis. Our printing and finishing operations are performed exclusively by Parker Printing, Inc., and such operations are dependent on the availability of continuous computer, electrical and telephone service. As a result, any disruption of day-to-day operations could adversely affect our ability to provide services and meet deadlines. Any interruption in our ability to provide services, however brief, could result in us being unable to satisfy the needs of clients and could adversely affect our reputation within the industry.

We may not be able compete effectively with other digital graphics companies that have more resources and experience than us.

We compete with a substantial number of other general commercial printing companies, advertising agencies and graphic design firms. We also have competition from small fragmented print shops and graphic design firms that operate in the same geographic areas as we do. The major competitive factors in our business are the quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products is primarily dependent on the level of sophistication and creativity of our products, the availability of equipment and the ability to perform the services with speed and accuracy.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer graphic arts services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtained more experienced and talented graphic artists who create more compelling and engaging print, graphics and web media designs.

Our officers, directors and principal security holders own approximately 72.45% of our outstanding shares of common stock, allowing these shareholders to determine matters requiring approval of our shareholders.

Our directors, officers and principal security holders, taken as a group, beneficially own, in the aggregate, approximately 72.45% of our outstanding shares of common stock. Such concentrated control of the company may adversely affect the price of our common stock. Our principal security holders may be able to control matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.


Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and accredited investors must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.


We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be unsuitable for a person who cannot afford to lose his entire investment.

We are registering all of the issued and outstanding shares of common stock, including those shares owned by our officers and directors. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and directors, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly. We cannot assure you that the officers and directors will not sell some or all of their shares as soon as they are registered.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth the number of shares, which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. Thomas E. Stepp, Jr., Michael J. Muellerleile, Deron M. Colby, Richard Reincke, and Amy Pontillas are employees of Stepp Law Group, which serves as our legal counsel.

================================ ================================= =================================== =============================
Name of Selling Security Holder     Amount of Shares of Common      Amount of Shares of Common Stock     Amount of Shares of Common
                                 Stock Owned by Selling Security      to be Offered by the Selling         Stock Owned by Selling
                                    Holder Before the Offering              Security Holder               Security Holder After the
                                                                                                            Offering is Complete
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Renee Y. Close, president,                   600,000                            600,000

secretary and a director                                                                                              0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Bernie Colacchio, treasurer
and a director                              1,500,000                          1,500,000                              0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Thomas E. Stepp, Jr.                         400,000                            400,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Michael J. Muellerleile                      400,000                            400,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Deron M. Colby                               300,000                            300,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Richard C. Reincke                           300,000                            300,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Amy Pontillas                                100,000                            100,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Cindy Bergendahl                              60,000                             60,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Sharareh Frouzesh                             50,000                             50,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Christopher A. Cota                           40,000                             40,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Kathleen Barker                               5,000                              5,000                                0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Mary Dick                                     5,000                              5,000                                0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Courtney Koepsell                             5,000                              5,000                                0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Heather Mollohan                              5,000                              5,000                                0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Ryan A. Neely                                600,000                            600,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Michael Perisi                               500,000                            500,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Michael Cazale                                50,000                             50,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Christopher Cazale                            12,500                             12,500                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Philip Nabal                                 200,000                            200,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
John D. Muellerleile                         225,000                            225,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Christine Miller                              50,000                             50,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Arika Earley                                  12,500                             12,500                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Rick Justice                                  50,000                             50,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Michael Hawks                                150,000                            150,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Eric Kennedy                                  25,000                             25,000                               0
-------------------------------- --------------------------------- ----------------------------------- -----------------------------
Lisa Black                                    5,000                              5,000                                0
================================ ================================= =================================== =============================



Plan of Distribution
--------------------

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

    o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
    o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
    o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. We cannot guaranty that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

======================== =============== ======================================
Name                          Age        Position
------------------------ --------------- --------------------------------------
Renee Y. Close                 26        President, Secretary, and a Director
------------------------ --------------- --------------------------------------
Bernard P. Colacchio           32        Treasurer and a Director
======================== =============== ======================================

Renee Y. Close. Ms. Close has been our president, secretary, treasurer and one of our directors since our inception. Ms. Close is responsible for the management of our day-to-day operations as well as our graphic design services. From 1998 to 2001, Ms. Close has worked as a graphic designer for Creative Design & Media, Inc., a Delaware corporation, where she is responsible for designing advertisements, logos, stationery, brochures and displays as well as recreating art for site plans, floor plans, and maps. Ms. Close graduated in 1997 from California State University, Fullerton with a Bachelor of Arts degree in communications with an emphasis in advertising. In addition, Ms. Close possesses a Microsoft Certification for Microsoft Office and Windows products, which she earned in 1998. Ms. Close is not an officer or a director of any reporting company.

Bernard P. Colacchio. Mr. Colacchio has been our treasurer and one of our directors since February 2001. Mr. Colacchio is responsible for our printing and finishing services. Mr. Colacchio currently devotes approximately ten hours per week to our operations, but anticipates that he will devote significantly more hours when we complete our development. Since 1993, Mr. Colacchio has been vice president of Parker Printing, Inc., a California corporation which engages in publishing, printing and finishing graphic and print media. Mr. Colacchio is not an officer or a director of any reporting company.

Renee Y. Close is the sister-in-law of Bernard P. Colacchio. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 6, 2001 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

======================= ======================================== ==================================== ============================
Title of Class          Name of Beneficial Owner                   Amount of Beneficial Owner                Percent of Class
----------------------- ---------------------------------------- ------------------------------------ ----------------------------
Common Stock            Renee Y. Close
                        18335 Mt. Langley Street                     600,000 shares, president,                   9.66%
                        Fountain Valley, CA 92708                     secretary and a director
----------------------- ---------------------------------------- ------------------------------------ ----------------------------
Common Stock            Bernard P. Colacchio
                        18335 Mt. Langley Street                     1,500,000 shares, treasurer                  24.15%
                        Fountain Valley, CA 92708                          and a director
----------------------- ---------------------------------------- ------------------------------------ ----------------------------
Common Stock            Thomas E. Stepp, Jr.
                        1301 Dove Street, Suite 460 Newport                400,000 shares                         6.44%
                        Beach, CA 92660
----------------------- ---------------------------------------- ------------------------------------ ----------------------------




                                       10



----------------------- ---------------------------------------- ------------------------------------ ----------------------------
Common Stock            Michael Muellerleile
                        1301 Dove Street, Suite 460 Newport                400,000 shares                         6.44%
                        Beach, CA 92660
----------------------- ---------------------------------------- ------------------------------------ ----------------------------
Common Stock            Ryan A. Neely
                        513 Calle Amigo                                    600,000 shares                         9.66%
                        San Clemente, CA 92673
----------------------- ---------------------------------------- ------------------------------------ ----------------------------
Common Stock            Michael Perisi
                        308 Evening Canyon                                 500,000 shares                         8.05%
                        Corona Del Mar, CA 92625
----------------------- ---------------------------------------- ------------------------------------ ----------------------------
Common Stock            Jack Obrey
                        21145 Felipa Road                                  500,000 shares                         8.05%
                        Yorba Linda, CA 92887
----------------------- ---------------------------------------- ------------------------------------ ----------------------------
Common Stock            All directors and named executive
                        officers as a group                               2,100,000 shares                        33.81%
======================= ======================================== ==================================== ============================

Thomas E. Stepp, Jr. and Michael J. Muellerleile are employees of Stepp Law Group, which serves as our legal counsel.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of September 6, 2001, 6,210,000 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.


Preferred Stock. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.


Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Thomas E. Stepp, Jr., Michael J. Muellerleile, Deron M. Colby, Richard C. Reincke and Amy Pontillas are employees of Stepp Law Group, which serves as our legal counsel. Thomas E. Stepp, Jr. owns 400,000 shares of our common stock. Michael J. Muellerleile owns 400,000 shares of our common stock. Deron M. Colby owns 300,000 shares of our common stock. Richard C. Reincke owns 300,000 shares of our common stock. Amy Pontillas owns 100,000 shares of our common stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    o for any breach of such director's duty of loyalty to us or our security holders;
    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
    o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Ryan A. Neely was issued 600,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Neely was approximately $600.

Description of Business
-----------------------

Our Background. We were incorporated in Delaware on March 2, 2000 as 411 Place.com, Inc. On February 28, 2001, we changed our name to Artescope, Inc.

Our Business. We provide a wide range of graphic design services to various commercial and corporate entities. Our services primarily include commercial digital graphics design and production services relating to digitally created print, graphics and multimedia services. These services include the production and distribution of time-sensitive marketing materials and providing on-demand printing services.

Our graphic design services range from print media, catalogues on CD-ROM, trade show graphics and web page design and development. The design and production of these products involve a wide range of marketing, advertising and media imaging and digital printing using cutting-edge software and digital printing equipment. Our services primarily center on the development of visual images and concepts. In order for these images and concepts to be realized we engage in and work closely with third parties to print and produce tangible and digital media products for our clients.

Graphic communications services provided by us include digital communications, document management, offset printing, digital printing, data output, bindery, fulfillment services, mailing services and outsource services. We print brochures, booklets, confirmations of trade, client statements and adhesive books to meet the daily, weekly and monthly needs of our customers.

Our primary source of revenue is from print media design projects involving catalogs, circulars, brochures, packaging, photography, annual reports, and corporate identity development. Our secondary source of revenue is derived from Internet services such as web design, production and development.

Our Printing Services. We market the printing and finishing services of Parker Printing, Inc., a California corporation. Parker Printing, Inc. has no obligation to supply printing and finishing services to us and, therefore, Parker Printing, Inc. may terminate our relationship at any time. We do not have a written agreement with Parker Printing, Inc., although we believe that Parker Printing, Inc. will continue to provide printing and finishing services to us. Our belief that Parker Printing, Inc. will continue to provide printing and finishing services is based on the fact that our treasurer, director and principal shareholder, Bernard P. Colacchio, is the vice president of Parker Printing, Inc.

Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of small and medium size commercial and corporate entities that desire digital graphics design and production services relating to digitally created print, graphics and multimedia services. Our marketing strategy is to promote our services and products and attract businesses to our website. Our marketing initiatives include:

    o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and special interest magazines;
    o    links to industry focused websites;
    o advertising by television, radio, banners, affiliated marketing and direct mail; and
    o    presence at industry tradeshows.

Growth Strategy. Our objective is to become a dominant provider of graphics design and production services. Our strategy is to provide clients with exceptional personal service and high quality digital graphics design. Key elements of our strategy include:

    o    increase our relationships with businesses;
    o increase our relationships with third party providers of digital products and services;
    o    continue and expand our website;
    o    provide additional services for businesses and consumers; and
    o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development.

Our Website www.artescope.com. Our current website displays our corporate logo and contact information and provides a general description of the creative services that we provide as well as our production capabilities. We anticipate that our website will be developed to allow potential customers to acquaint themselves with our portfolio of prior print and virtual media.

Our Competition. The graphic communications services industry and general commercial printing industry in the United States is highly competitive. The graphic communications industry, which designs advertisements, logos, stationery, brochures and displays as well as recreating art for site plans, floor plans, and maps, is highly competitive. The commercial printing industry, which produces and distributes these designs, is also subject to competitive pressures. In each of the lines of business in which we provide services, we compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations. We cannot guaranty that we will be able to compete effectively against the larger companies in this industry. During recent periods of economic downturn, excess production capacity in our business sectors has resulted in more competitive pricing. In addition, a significant source of competition is the in-house capability of our target customer base. We cannot guaranty that these businesses will outsource more of their printing and document management needs or that such businesses will continue to seek such outsourcing services.

We compete with a substantial number of other general commercial printing companies, advertising agencies and graphic design firms. We also have competition from small fragmented print shops and graphic design firms that operate in the same geographic areas as we do. The major competitive factors in our business are the quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products is primarily dependent on the level of sophistication and creativity of our products, the availability of equipment and the ability to perform the services with speed and accuracy. We believe we compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer graphic arts services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations. Furthermore, many of our competitors are able to obtained more experienced and talented graphic artists who create more compelling and engaging print, graphics and web media designs.

Government Regulation. We are subject to regulation under various federal, state and local laws relating to employee safety and health, and to the generation, storage, transportation, disposal and emission into the environment of hazardous substances. We believe that we are in material compliance with such laws and regulations. Although compliance with such laws and regulations in the future may entail additional capital expenditures, we do not anticipate that such expenditures will be material.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future.


Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties, other than a California state trademark for our corporate logo. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that


    o    these agreements will not be breached;
    o    we would have adequate remedies for any breach; or
    o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

We own the Internet domain name www.artescope.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Employees. As of September 6, 2001, we have two part time employees. We do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our expansion and business development.

Facilities. Our executive, administrative and operating offices are located at 18335 Mt. Langley Street, Fountain Valley, California 92708. Bernard P. Colacchio, our Treasurer and a Director, currently provides office space to us at no charge.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the six month period ended June 30, 2001.
---------------------------------------------

Liquidity and Capital Resources. We have cash of $26,321 as of June 30, 2001. Our total assets were approximately $26,731 as of June 30, 2001. Our total liabilities were approximately $2,500 as of June 30, 2001. In May 2001, we sold 1,635,000 shares of our common stock for $0.02 per share. The net proceeds from the sale of those shares were $32,700. Those proceeds were used to provide us with additional working capital.

Results of Operations.

Revenues. We have realized revenues of approximately $1,495 from design services that we provided during the period ended June 30, 2001. We anticipate that we will generate more revenues as we expand customer base.

Operating Expenses. For the period ended June 30, 2001, our total expenses were approximately $10,464. The majority of those expenses were legal and professional fees of $8,985. For the period ended June 30, 2001, we experienced a net loss of approximately $8,969.

For the Period from March 2, 2000, our date of formation, through December 31, 2000.
------------------------------------------------------------------------------

Liquidity and Capital Resources. We had no cash of as of December 30, 2000. Our president, secretary, director and principal shareholder, Renee Y. Close, has paid our expenses since March 2000. We anticipate that Ms. Close will pay our expenses in the event that we do not generate revenues or obtain additional working capital.

Results of Operations. We did not yet realize any revenue from operations for the period from March 2, 2000, our date of formation, through December 31, 2000. Our expenses of approximately $5,575 consist of start-up costs from formation through December 31, 2000.

Our Plan of Operation for the Next Twelve Months. We provide graphic design services to commercial and corporate entities. Our services primarily include commercial digital graphics design and production services relating to digitally created print, graphics and multimedia services.

To effectuate our business plan during the next twelve months, we must increase our current customer base. We anticipate that we will use revenues generated to expand our operations. However, we may not be able to expand our operations effectively. Our failure to market and promote our services will harm our business and future financial performance.

In the opinion of management, available funds will satisfy our working capital requirements through January 2002. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

=========================== ========================= =========================
            Property                   June 30, 2001        December 31, 2000
--------------------------- ------------------------- -------------------------
Cash                                         $26,321                    $0.00
--------------------------- ------------------------- -------------------------
Property and Equipment                            $0                    $0.00
=========================== ========================= =========================

Our Facilities. Our executive, administrative and operating offices are located at 18335 Mt. Langley Street, Fountain Valley, California 92708. Bernard P. Colacchio, our treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Mr. Colacchio does not expect to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------

Related Party Transactions. There have been no related party transactions, except for the following:

Bernard P. Colacchio, our treasurer and one of our directors, is the vice president of Parker Printing, Inc. and currently provides office space to us at no charge. Mr. Colacchio, through Parker Printing, Inc. also provides us with printing and finishing services.


From our inception through June 30, 2001, we have paid approximately $359 to Parker Printing, Inc., which is approximately 24% of our revenues.


With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o    disclosing such transactions in prospectus' where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o    obtain uninterested directors consent; and
    o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

708,900 shares of our common stock can be sold pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, which ever is more. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is thirty.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.


Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o    a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o    the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

======================================= ======= ============= ============= ===================== =========================
Name and Principal Position              Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                 Salary ($)                   Compensation ($)
--------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Renee Y. Close - president, secretary   2001        None          None              None                    None
--------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Bernard P. Colacchio - treasurer        2001        None          None              None                    None
======================================= ======= ============= ============= ===================== =========================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of September 6, 2001, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into employment contracts with Renee Y. Close and Bernard P. Colacchio.



Financial Statements
--------------------



                                 ARTESCOPE, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                  JUNE 30, 2001

                                   (UNAUDITED)

                                     ASSETS
                                     ------

Current assets
    Cash                                                                       $         26,321
    Accounts receivable, net of allowance for doubtful accounts of $0                       410
                                                                               ----------------

       Total current assets                                                              26,731

Other assets                                                                                ---
                                                                               ----------------

       Total assets                                                            $         26,731
                                                                               ================



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities
    Accounts payable and accrued expenses                                      $          2,500
                                                                               ----------------

       Total current liabilities                                                          2,500
                                                                               ----------------

Stockholders' Equity
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0
                                                                                             --
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 6,210,000                                           6,210
    Additional paid-in capital                                                            32,565
    Deficit accumulated during the development stage                                     (14,544)
                                                                               -----------------

       Total stockholders' equity                                                        24,231
                                                                               ----------------

          Total liabilities and stockholders' equity                           $         26,731
                                                                               ================





                 See accompanying notes to financial statements.

                                 ARTESCOPE, INC.
                          (a development stage company)

                            STATEMENTS OF OPERATIONS

                                   (UNAUDITED)


                                                               SIX MONTHS        MARCH 2, 2000       MARCH 2, 2000
                                                                 ENDED           (INCEPTION) -       (INCEPTION) -
                                                             JUNE 30, 2001       JUNE 30, 2000       JUNE 30, 2001
                                                             -------------       -------------       -------------
Revenues
    Design and media production                             $           1,495   $             ---   $           1,495
    Less: returns and allowances                                          ---                 ---                 ---
                                                            -----------------   -----------------   -----------------

       Net revenues                                                     1,495                 ---               1,495
                                                            -----------------   -----------------   -----------------


Operating expenses
    Consulting services                                                 1,000               1,525               2,525
    Printing & reproduction                                               359                 ---                 359
    Legal and professional fees                                         8,985               1,550              13,035
    Service bureau                                                        120                 ---                 120
                                                            -----------------   -----------------   -----------------

       Total operating expenses                                        10,464               3,075              16,039
                                                            -----------------   -----------------   -----------------

Loss from operations                                                   (8,969)             (3,075)            (14,544)
                                                            -----------------   -----------------   -----------------

Provision for income tax expense (benefit)                                ---                 ---                 ---
                                                            -----------------   -----------------   -----------------

Net loss/Comprehensive loss                                 $          (8,969)  $          (3,075)  $         (14,544)
                                                           =================== =================== ===================

Net loss per common share-- basic and diluted               $             ---   $             ---   $             ---
                                                           ==================  ==================  ==================

Weighted average of common shares--
   basic and diluted                                                4,347,500           3,075,000           3,552,000
                                                           ==================  ==================  ==================





                 See accompanying notes to financial statements.

                                 ARTESCOPE, INC.
                          (a development stage company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

             PERIOD MARCH 2, 2000 (INCEPTION) THROUGH JUNE 30, 2001

                                   (UNAUDITED)

                                             Common Stock             Additional
                                      ---------------------------       Paid-In        Accumulated
                                         Shares          Amount          Capital         Deficit             Total
                                      ------------    -----------     -----------     -----------         -----------
Balance, March 2, 2000                         ---    $       ---     $       ---     $       ---         $       ---

Issuance of common stock,
  March 3, 2000                          3,075,000          3,075             ---             ---               3,075

Net loss/Comprehensive loss                    ---            ---             ---          (3,075)             (3,075)
                                      ------------    -----------     -----------     -----------         -----------

Balance, June 30, 2000                   3,075,000          3,075             ---          (3,075)                ---
                                      ------------    -----------     -----------     -----------         -----------


Net loss/Comprehensive loss                    ---            ---             ---          (2,500)             (2,500)
                                      ------------    -----------     -----------     -----------         ------------

Balance, December 31, 2000               3,075,000          3,075             ---          (5,575)             (2,500)
                                      ------------    -----------     -----------     -----------         -----------


Issuance of common stock,
  February 28, 2001                      1,500,000          1,500           1,500             ---               3,000

Issuance of common stock,
  May 25, 2001                           1,635,000          1,635          31,065             ---              32,700

Net loss/Comprehensive loss                    ---            ---             ---          (8,969)             (8,969)
                                      ------------    -----------     -----------     -----------         -----------

Balance, June 30, 2001                   6,210,000    $     6,210     $    32,565     $   (14,544)        $    24,231
                                     =============   ============    ============    =============       ============






                 See accompanying notes to financial statements.

                                 ARTESCOPE, INC.
                          (a development stage company)

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                               SIX MONTHS         MARCH 2, 2000        MARCH 2, 2000
                                                                  ENDED           (INCEPTION) -        (INCEPTION) -
                                                              JUNE 30, 2001       JUNE 30, 2000        JUNE 30, 2001
                                                              -------------       -------------        -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                $          (8,969)   $          (3,075)  $         (14,544)
    Adjustments  to  reconcile  net loss to net cash used
       in operating activities
    Cost    of    consulting     services    paid    with               1,000                1,525               2,525
       common                      stock
    Cost of legal services paid with common stock                         ---                1,550               1,550
    Changes in operating assets and liabilities
       (Increase) in accounts receivable                                 (410)                 ---                (410)
       Increase in accounts payable and accrued expenses
                                                                          ---                  ---               2,500
                                                            -----------------    -----------------   -----------------

              Net cash used in operating activities                    (8,379)                 ---              (8,379)
                                                            -----------------    -----------------   -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                      ---                  ---                 ---
                                                            -----------------   ------------------  ------------------

              Net cash provided by investing activities
                                                                          ---                  ---                 ---
                                                            -----------------    -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock                             34,700                  ---              34,700
                                                            -----------------    -----------------   -----------------

              Net cash provided by financing activities
                                                                       34,700                  ---              34,700
                                                            -----------------    -----------------   -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS
                                                                       26,321                  ---              26,321

CASH AND CASH EQUIVALENTS, beginning of period
                                                                          ---                  ---                ---
                                                            -----------------    -----------------   -----------------

CASH AND CASH EQUIVALENTS, end of period
                                                            $         26,321     $             ---   $          26,321
                                                            =================    =================   =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                     ---                  ---                ---
                                                            -----------------    -----------------   -----------------
    Interest paid                                                         ---                  ---                ---
                                                            -----------------    -----------------   -----------------




                 See accompanying notes to financial statements.

                                 ARTESCOPE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Artescope, Inc. (the "Company") was incorporated in the state of Delaware on March 2, 2000 under the name "411 Place.com". The name became Artescope, Inc. in February 2001. The Company provides digital graphics design and production services for commercial and corporate enterprises. The Company is headquartered in Fountain Valley, California.

         Cash and Cash Equivalents - For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

         Fair Value of Financial Instruments - The carrying value of cash, accounts receivable and accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues - The Company records revenues of its services when they are complete and its products upon shipment to its customers and collectibility is reasonably assured The Company will also provide an allowance for returns when experience is established.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the period.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 ARTESCOPE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         New Accounting Pronouncements - In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.


NOTE 2 - BASIS OF PRESENTATION

         The unaudited financial statements included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.


NOTE 3 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $14,544 since inception for the period ended June 30, 2001.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 4 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third parties and by the founders. As such, there is no accrual for wages or compensated absences as of June 30, 2001.

                                 ARTESCOPE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001

                                   (UNAUDITED)

NOTE 5 - COMMON STOCK

         On March 3, 2000, the Company issued 1,525,000 shares of its common stock to its officers and founders for consulting services and 1,550,000 shares of its common stock to various individuals for legal services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

         On February 28, 2001, the Company issued 1,500,000 shares of its common stock to an officer and director for cash of $2,000 and consulting services. Since there was no readily available market value at the time the services were rendered, the value of $0.002 per share was considered as a reasonable estimate of fair value between the Company and the officer.

         On May 31, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 15, 2001, the Company issued 1,635,000 shares of its common stock at $0.02 per share for a total of $32,700.


NOTE 6 - INCOME TAXES

         At June 30, 2001, the Company has available for federal income tax purposes a net operating loss carryforwards of approximately $14,544, expiring 2015 and 2016, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $3,500 at June 30, 2001. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($3,500) has been provided for the deferred tax assets.

                                 ARTESCOPE, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

                                 ARTESCOPE, INC.
                          (a development stage company)

                                    CONTENTS





                                                                          PAGE
                                                                         -------


Independent Auditor's Report                                                 1

Financial Statements:

     Balance Sheet                                                           2

     Statement of Operations                                                 3

     Statement of Changes in Stockholders' Deficit                           4

     Statement of Cash Flows                                                 5

     Notes to Financial Statements                                           6

                          Independent Auditor's Report



To the Stockholders of
Artescope, Inc.


         I have audited the accompanying balance sheet of Artescope, Inc., a development stage company, as of December 31, 2000, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period March 2, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artescope, Inc., a development stage company as of December 31, 2000, and the results of its operations and its cash flows for the period March 2, 2000 (inception) through December 31, 2000 in conformity with generally accepted accounting principles.




                                       /s/ Quintanilla

                                       A Professional Accountancy Corporation
                                       Laguna Niguel, California


                                       July 20, 2001

                                 ARTESCOPE, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                DECEMBER 31, 2000



                                     ASSETS
                                     ------

Current assets
    Cash                                                             $            ---
    Other current assets                                                          ---
                                                                     ----------------

       Total current assets                                                       ---

Other assets                                                                      ---
                                                                     ----------------

       Total assets                                                  $            ---
                                                                     ================



                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

Current liabilities
    Accounts payable and accrued expenses                            $          2,500
                                                                     ----------------

       Total current liabilities                                                2,500
                                                                     ----------------

Contingencies

Stockholders' Deficit
    Preferred stock, $.001 par value;
       Authorized shares-- 5,000,000
       Issued and outstanding shares-- 0                                          ---
    Common stock, $.001 par value;
       Authorized shares-- 50,000,000
       Issued and outstanding shares-- 3,075,000                                3,075
    Additional paid-in capital                                                    ---
    Deficit accumulated during the development stage                           (5,575)
                                                                      ---------------

       Total stockholders' deficit
                                                                               (2,500)

          Total liabilities and stockholders' deficit                $            ---
                                                                     ================




                 See accompanying notes to financial statements.

                                 ARTESCOPE, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

           PERIOD MARCH 2, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000



Revenues
    Design and media production                              $             ---
    Less: returns and allowances                                           ---
                                                             -----------------

       Net revenues                                                        ---
                                                             -----------------

Direct costs
    Production design and development                                      ---
                                                             -----------------

       Total direct costs                                                  ---
                                                             -----------------

Gross margin                                                               ---
                                                             -----------------

Operating expenses
    Consulting services                                                  1,525
    Legal and accounting fees                                            4,050
                                                             -----------------

       Total operating expenses                                          5,575
                                                             -----------------

Loss from operations                                                    (5,575)
                                                             -----------------

Provision for income tax expense (benefit)                                 ---
                                                             -----------------

Net loss/Comprehensive loss                                  $          (5,575)
                                                            ==================

Net loss per common share-- basic and diluted                $             ---
                                                            ==================

Weighted average of common shares-- basic and diluted                3,075,000
                                                            ==================





                See accompanying notes to financial statements.

                                 ARTESCOPE, INC.
                          (a development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

           PERIOD MARCH 2, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000


                                             Common Stock             Additional
                                             ------------               Paid-In        Accumulated
                                         Shares          Amount          Capital          Deficit             Total
                                      ------------    -----------     -----------     ------------        ------------
Balance, March 2, 2000                         ---    $       ---     $       ---     $       ---         $       ---

Issuance of common stock,
  March 3, 2000                          3,075,000          3,075             ---             ---               3,075

Net loss/Comprehensive loss                    ---            ---             ---          (5,575)             (5,575)
                                      ------------    -----------     -----------     ------------        ------------

Balance, December 31, 2000               3,075,000    $     3,075     $       ---     $    (5,575)        $    (2,500)
                                      ============    ===========     ===========     ===========         ============




                See accompanying notes to financial statements.

                                 ARTESCOPE, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

           PERIOD MARCH 2, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                        $          (5,575)
    Adjustments to reconcile net loss to net cash used in operating activities
       Cost of consulting services paid with common stock                                       1,525
       Cost of legal services paid with common stock                                            1,550
       Changes in operating assets and liabilities
          Increase in accounts payable and accrued expenses                                     2,500
                                                                                    -----------------

              Net cash provided by operating activities                                           ---
                                                                                    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES                                                              ---
                                                                                   ------------------

              Net cash provided by investing activities                                           ---
                                                                                    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES                                                              ---
                                                                                    -----------------

              Net cash provided by financing activities                                           ---
                                                                                    -----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                         ---

CASH AND CASH EQUIVALENTS, beginning of period                                                    ---
                                                                                    -----------------

CASH AND CASH EQUIVALENTS, end of period                                            $             ---
                                                                                    =================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Income taxes paid                                                                             ---
                                                                                     ----------------
    Interest paid                                                                                 ---
                                                                                     ----------------

    Non-cash financing activities:
       During the period March 2, 2000 (inception) through December 31, 2000, the Company issued 3,075,000 shares of its common stock to its President, Secretary and founders for services valued at $3,075.




                See accompanying notes to financial statements.

                                 ARTESCOPE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES

         Business Description - Artescope, Inc.(the "Company") was incorporated in the state of Delaware on March 2,2000 under the name "411 Place.com". The name became Artescope, Inc. in February 2001. The Company provides digital graphics design and production services for commercial and corporate enterprises. The Company is headquartered in Fountain Valley, California.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. At December 31, 2000, the Company had no cash or cash equivalents.

         Fair Value of Financial Instruments - The carrying value of accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

         Recognition of Revenues and Costs of Goods Sold - Once revenues are generated, the Company will record revenues of its services when they are complete and its products upon shipment to its customers and collectibility is reasonably assured The Company will also provide an allowance for returns when experience is established. Cost of goods sold consists of the payroll and related expenses of personnel used and the purchase price of products sold including inbound and outbound shipping charges.

         Income Taxes - The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

         Net Loss per Common Share - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 requires the reporting of basic and diluted earnings/loss per share. Basic loss per share is calculated by dividing net loss by the weighted average number of outstanding common shares during the year.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 ARTESCOPE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



Note 1 - BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         New Accounting Pronouncements - In September 2000, the EITF reached a final consensus on EITF Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue.


NOTE 2 - CONTINGENCIES

         As shown in the accompanying financial statements, the Company has incurred a net operating loss of $5,575 since inception for the year ended December 31, 2000.

         The Company is subject to those risks associated with development stage companies. The Company has sustained losses since inception and additional financing will be required by the Company to fund its development activities and to support operations. However, there is no assurance that the Company will be able to obtain additional financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards associated with the Internet marketplace (e-commerce) will enable the Company to introduce new products and services on a continual and timely basis so that profitable operations can be attained.


NOTE 3 - ACCRUED EXPENSES

         Accrued Wages and Compensated Absences - The Company currently does not have any employees. The majority of development costs and services have been provided to the Company by outside, third parties and by the founders. As such, there is no accrual for wages or compensated absences as of December 31, 2000.


NOTE 4 - COMMON STOCK

         On March 3, 2000, the Company issued 1,525,000 shares of its common stock to its officers and founders for consulting services and 1,550,000 shares of its common stock to various individuals for legal services rendered in connection with the initial start-up and organization costs incurred. Since there was no readily available market value at the time the services were rendered, par value of $0.001 per share was considered as a reasonable estimate of fair value by all parties.

                                 ARTESCOPE, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000



NOTE 5 - INCOME TAXES

         At December 31, 2000, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $5,575, expiring 2015, that may be used to offset future taxable income. Therefore, no provision for income taxes has been provided.

         In addition, the Company has deferred tax assets of approximately $1,900 at December 31, 2000. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and, therefore, a valuation allowance of ($1,900) has been provided for the deferred tax assets.


Note 6 - SUBSEQUENT EVENT

         On May 30, 2001, the Company completed a "best efforts" offering of its common stock pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission. In accordance with the Private Placement Memorandum Offering, which was initiated on March 15, 2001, the Company issued 1,635,000 shares of its common stock at $0.02 per share for a total of $32,700.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

In May 2001, our Board of Directors appointed Quintanilla Accountancy Corporation, independent accountant, to audit our financials statements from March 2, 2000, our date of formation, through December 31, 2000.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period ended December 31, 2000, appearing in this prospectus which is part of a Registration Statement have been audited by Quintanilla Accountancy Corporation and are included in reliance upon such reports given upon the authority of Quintanilla Accountancy Corporation as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

    o any breach of such director's duty of loyalty to us or our security holders;
    o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
    o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Certificate of Incorporation provides that we will indemnify our directors to the extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

===================================== ===================== ==============
Registration Fees                     Approximately                $163.95
------------------------------------- --------------------- --------------
Transfer Agent Fees                   Approximately                $650.00
------------------------------------- --------------------- --------------
Costs of Printing and Engraving       Approximately                $600.00
------------------------------------- --------------------- --------------
Legal Fees                            Approximately              $5,000.00
------------------------------------- --------------------- --------------
Accounting Fees                       Approximately              $3,500.00
===================================== ===================== ==============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In May 2001, we issued 1,635,000 shares of our common stock to eighteen investors for $0.02 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares. The net proceeds to us were $32,700.

In February 2001, we issued 1,500,000 shares of our common stock to Bernard P. Colacchio. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. 500,000 of the shares were issued to Mr. Colacchio in exchange for services provided to us, which were valued at $1,000. 1,000,000 of the shares were issued to Mr. Colacchio in exchange for $2,000.

On March 3, 2000, we issued 3,075,000 shares of our common stock to Renee Y. Close, Thomas E. Stepp, Jr.; Michael Muellerleile; Deron Colby; Richard Reincke; Amy Pontillas; John D. Muellerleile; Cindy Bergendahl; Sharareh Frouzesh; Ryan Neely and Christopher A. Cota, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $3,075.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
----------

1.              Underwriting Agreement (not applicable)

3.1             Certificate of Incorporation

3.2             Certificate of Amendment to Certificate of Incorporation

3.3             Bylaws

5.              Opinion Re: Legality

8.              Opinion Re: Tax Matters (not applicable)

11.             Statement Re: Computation of Per Share Earnings*

15.             Letter on unaudited interim financial information
                (not applicable)

23.1            Consent of Auditors

23.2            Consent of Counsel**

24. Power of Attorney is included on the Signature Page of the Registration Statement

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Newport Beach, California, on September 6, 2001.

                                   Artescope, Inc.,
                                   a Delaware corporation

                                   By:      /s/ Renee Y. Close
                                            -----------------------------------
                                            Renee Y. Close

                                   Its:     principal executive officer
                                            president, treasurer and director



In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:



/s/ Renee Y. Close                           September 6, 2001
-----------------------------------
Renee Y. Close
principal executive officer
president, treasurer and director


/s/ Bernard P. Colacchio                     September 6, 2001
-----------------------------------
Bernard P. Colacchio
principal financial officer
treasurer, director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Renee Y. Close with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Artescope, Inc.



/s/ Renee Y. Close                          September 6, 2001
------------------------------------
Renee Y. Close
president, secretary, director


/s/ Bernard P. Colacchio                    September 6, 2001
------------------------------------
Bernard P. Colacchio
treasurer, director